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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 19, 2002

EMPIRE FEDERAL BANCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-28934	82-0512374
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

123 South Main Street, Livingston, MT 59047
(Address of principal executive offices) (Zip Code)

(406) 222-1981
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5. Other Events.

        On September 19, 2002, Empire Federal Bancorp, Inc., a Delaware corporation ("Empire"), announced that it had entered into an Agreement and Plan of Reorganization (the "Merger Agreement") with Sterling Financial Corporation, a Washington corporation ("Sterling"). Empire will be merged with and into Sterling with Sterling being the surviving corporation in the Merger. Empire's wholly-owned subsidiary, Empire Bank, will be merged with and into Sterling's wholly-owned subsidiary, Sterling Savings Bank, with Sterling Savings Bank being the surviving institution.

        Under the terms of the Merger Agreement, each share of Empire common stock will be converted into shares of Sterling common stock at an initial price of approximately $19.25 per share on the date of the definitive agreement. The initial price will float within a range based upon the trading prices of Sterling's common stock prior to the completion of the Merger, with a maximum and minimum number of shares to be issued by Sterling in exchange for all outstanding shares of Empire common stock. The Merger will be structured as a tax-free reorganization under the Internal Revenue Code of 1986, as amended.

        In connection with the Merger Agreement, certain shareholders of Empire have entered into an agreement pursuant to which the shareholders have agreed to vote to approve the Merger. Empire has agreed to pay Sterling a termination fee of $1.2 million in the event the Merger Agreement is terminated under certain conditions. The Merger is anticipated to close in the first quarter of 2003, subject to the approval of Empire's shareholders and customary conditions.

        The press release jointly issued by Sterling and Empire announcing the Merger is included as Exhibit 99.1 to this report and is incorporated into this Item 5 by reference (the "Press Release").

        On September 20, 2002, at 11:00 a.m. EDT, Sterling will hold a presentation for investors, analysts and other interested parties regarding the Merger (the "Meeting"), which will be accessible via conference call. Information regarding the Meeting is included in the Press Release.

Item 7. Financial Statements, Pro Forma Financial Statements, and Exhibits.

  (c)
  Exhibits.

  99.1
  Press Release, dated as of September 19, 2002, jointly issued by Sterling Financial Corporation and Empire Federal Bancorp, Inc.

        The Press Release and any statements made by Sterling during the Meeting and during any other conference call may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, (i) statements about the benefits of the Merger between Sterling and Empire, including future financial and operating results, cost savings, enhancements to revenue and accretion to reported earnings that may be realized from the Merger; (ii) statements about Sterling's or Empire's plans, objectives, expectations and intentions and other statements that are not historical facts; and (iii) other statements identified by words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates" or words of similar meaning, generally intended to identify forward-looking statements. These forward-looking statements are based upon the current beliefs and expectations of the management of Sterling and Empire and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed in these forward-looking statements.

        The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) the businesses of Sterling and Empire may not be combined successfully, or such combination may take longer, be more difficult, time-consuming or costly to accomplish than expected; (2) the expected growth opportunities and cost savings from the Merger may not be fully realized or may take longer to realize than expected; (3) operating costs, customer losses and business disruption following the Merger, including adverse effects on relationships with employees, may be greater than expected; (4) governmental approvals of the Merger may not be obtained, or adverse regulatory conditions may be imposed in connection with governmental approvals of the Merger; (5) the stockholders of Empire may fail to approve the Merger; (6) adverse governmental or regulatory policies may be enacted; (7) the interest rate environment may further compress margins and adversely affect net interest income; (8) results may be adversely affected by continued diversification of assets and adverse changes to credit quality; (9) competition from other financial services companies in Sterling's and Empire's markets; and (10) an economic slowdown could adversely affect credit quality and loan originations. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in Sterling's and Empire's reports (such as Annual Reports on Form 10-K and 10-KSB, Quarterly Reports on Form 10-Q and 10-QSB and Current Reports on Form 8-K) filed with the Securities and Exchange Commission and available at the SEC's Internet site (http://www.sec.gov).

        Sterling and Empire caution that the foregoing list of factors is not exclusive. All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to Sterling or Empire or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Sterling and Empire do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

S I G N A T U R E

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EMPIRE FEDERAL BANCORP, INC. (Registrant)
September 19, 2002 Date	By:	/s/ WILLIAM H. RUEGAMER William H. Ruegamer President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release

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INFORMATION TO BE INCLUDED IN THE REPORT
  Item 5. Other Events.
  Item 7. Financial Statements, Pro Forma Financial Statements, and Exhibits.
S I G N A T U R E
EXHIBIT INDEX